EXHIBIT 5.1


                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151





                                               March 12, 1999


HRPT Properties Trust
400 Centre Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

         In connection with the registration by HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), of 256,246 common shares of beneficial interest, $.01 par value, of the Company (the "Common Shares"), the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about the date hereof pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement") relating to the Company's Registration Statement on Form S-3 (no. 333-47815) (the "Registration Statement"), including the prospectus contained therein (the "Prospectus"), which is incorporated by reference into the 462(b) Registration Statement.

         In connection with this opinion, we have examined and relied upon a copy of the Rule 462(b) Registration Statement to be filed with the Commission on or about the date hereof, the Registration Statement, the Prospectus, the Prospectus dated May 6, 1998, the Prospectus Supplement dated May 8, 1998 and the Prospectus Supplement dated July 1, 1998. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

         We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Ballard, Spahr, Andrews & Ingersoll LLP, a copy of which is being filed contemporaneously herewith as Exhibit 5.2 to the 462(b) Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

HRPT Properties Trust
March 12, 1999
Page 2


         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof the Common Shares have been duly and validly authorized by the Company and are validly issued, fully paid and nonassessable by the Company.

         With respect to personal liability attaching to the holders of Common Shares, we note the matters described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by the Company's Form 8 dated July 30, 1991, with respect to Common Shares and incorporated by reference into the Prospectus forming a part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the 464(b) Registration Statement and to the incorporation by reference from the Company's annual report on Form 10-K for the year ended December 31, 1997 in the Registration Statement of our opinion regarding tax matters. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ Sullivan & Worcester LLP

                                      SULLIVAN & WORCESTER LLP